Exhibit 99.3

Journal Communications, Inc.
Calculation of Diluted Earnings Per Share - Class A and B (unaudited)
(dollars in thousands)

		2009					2008
		First Quarter	Second Quaarter	Third Quarter	Fourth Quarter	Fiscal Year	Fiscal Year

Numerator for diluted earnings (loss) per share:
Dividends on class A and B common stock	*	$1,006	$-	$-	$-	$1,006	$16,665
Dividends on class C common stock		464	464	463	463	1,854	1,854
Dividends on non-vested restricted stock		6	(5)	1	-	2	-
Total undistributed earnings (loss) from continuing operations
Class A and B	*	(1,215)	(4,987)	1,457	6,797	2,540	(242,760)
Class C		-	-	95	439	165	-
Non-vested restricted stock		-	-	28	134	43	-
Earnings (loss) from discontinued operations
Class A and B		(140)	(304)	(202)	(591)	(1,204)	(162)
Class C		-	-	(13)	(38)	(78)	-
Non-vested restricted stock		-	-	(4)	(12)	(21)	-
Net earnings (loss)		$121	$(4,832)	$1,825	$7,192	$4,307	$(224,403)

Denominator for diluted earnings (loss) per class A and B share:
Weighted average shares outstanding - Class A and B		50,272	50,317	50,500	50,510	50,400	51,917
Impact of non-vested restricted shares		-	-	-	-	-	-
Conversion of class C shares		-	-	-	-	-	-
Adjusted weighted average shares outstanding for class A and B	*	50,272	50,317	50,500	50,510	50,400	51,917

Diluted earnings (loss) per share of class A and B:
Continuing operations	*	$(0.01)	$(0.10)	$0.03	$0.13	$0.07	$(4.36)
Discontinued operations		-	(0.01)	(0.01)	(0.01)	(0.02)	-
Net earnings (loss)		$(0.01)	$(0.11)	$0.02	$0.12	$0.05	$(4.36)

* Included in calculation of diluted earnings per share - class A and B